EXHIBIT 32.2

Certification Pursuant to Section 1350 of Chapter 63

Of Title 18 of the United States Code

I, George C. Moore, the Chief Financial Officer of Maytag Corporation, certify that (i) the Form 10-Q for the period ended October 1, 2005, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the foregoing report fairly presents, in all material respects, the financial condition and results of operations of Maytag Corporation.

George C. Moore
George C. Moore, Chief Financial Officer

October 21, 2005
Date